                                                                 EXHIBIT h(3)(g)

                                 AMENDMENT NO. 6
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated June 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Funds Group, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                 AIM FUNDS GROUP


PORTFOLIOS                                                                 EFFECTIVE DATE OF AGREEMENT
----------                                                                 ---------------------------
AIM Balanced Fund                                                                  June 1, 2000

AIM Basic Balanced Fund                                                         September 28, 2001

AIM European Small Company Fund                                                   August 30, 2000

AIM Global Utilities Fund                                                          June 1, 2000

AIM Global Value Fund                                                            December 27, 2000

AIM International Emerging Growth Fund                                            August 30, 2000

AIM Mid Cap Basic Value Fund                                                     December 27, 2001

AIM New Technology Fund                                                           August 30, 2000

AIM Premier Equity Fund                                                            June 1, 2000

AIM Premier Equity II Fund                                                        August 30, 2000

AIM Select Equity Fund                                                             June 1, 2000

AIM Small Cap Equity Fund                                                        August 30, 2000"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: April 30, 2003

                                            A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE               By: /s/ MARK H. WILLIAMSON
       ---------------------------             ---------------------------------
       Assistant Secretary                     Mark H. Williamson
                                               President


(SEAL)


                                            AIM FUNDS GROUP


Attest: /s/ P. MICHELLE GRACE               By: /s/ ROBERT H. GRAHAM
       ---------------------------             ---------------------------------
       Assistant Secretary                     Robert H. Graham
                                               President


(SEAL)